CONSENT OF INDEPENDENT ACCOUNTANTS

We here consent to the use in the Registration Statement on Form SB-2 of our report dated March 6, 2004, except for Note 3 which is as of April 13, 2004, on the audit of the financial statements of Alfa International Holdings Corp. and subsidiaries as of December 31, 2003 and for the year then ended, which appear in the Form SB-2. We also consent to the reference to our firm under the caption "Experts."



                                         /s/ Wiss & Company
                                         -------------------
                                         WISS & COMPANY, LLP


Livingston, New Jersey
January 19, 2006